As filed with the Securities and Exchange Commission on June 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

PDC Energy, Inc. 2018 Equity Incentive Plan

(Full Title of Plan)

Nicole L. Martinet

Senior Vice President, General Counsel and Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,250,000 shares	$13.72	$72,030,000	$9,349.50
(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	The offering price is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on June 22, 2020, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

PDC Energy, Inc. (the “Registrant”) has previously filed a registration statement on Form S-8, File No. 333-225596 (the “Prior Registration Statement”), relating to the Registrant’s 2018 Equity Incentive Plan (the “Plan”). On May 26, 2020, the Registrant’s stockholders approved an amendment to the Plan, which increased the number of reserved shares under the Plan from 1,800,000 shares to 7,050,000 shares. Accordingly, this registration statement is being filed to register the additional 5,250,000 shares of the Registrant’s common stock, par value $0.01 per share. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed with the United States Securities and Exchange Commission (the “Commission”) by the Registrant and are hereby incorporated in this registration statement by reference, excluding any disclosures therein that have been furnished and not filed:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Registrant’s definitive proxy statement on Schedule 14A;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2020, January 13, 2020, January 14, 2020, February 26, 2020, May 27, 2020, and June 5, 2020; and

•	The description of the Registrant’s capital stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 8, 2015, as amended and superseded by the description of the Registrant’s capital stock included in the Registrant’s Registration Statement on Form S-3 filed on May 31, 2018.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be a part hereof from the respective dates of filing such documents (other than any portions of such documents that are deemed furnished under applicable Commission rules rather than filed).

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2020).

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed on June 8, 2015).

4.1	Form of Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1.1 to the Registrant’s Annual Report on Form 10-K filed on February 27, 2020).

5.1	Opinion of Davis Graham & Stubbs LLP.

10.1	2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2018).

10.2	Amendment No. 1 to 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 27, 2020).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Ryder Scott Company, LP.

23.4	Consent of Netherland, Sewell & Associates, Inc.

23.5	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto for PDC Energy, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 25, 2020.

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman
Name:	Barton R. Brookman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of PDC Energy, Inc. hereby constitute and appoint Barton R. Brookman, R. Scott Meyers, and Nicole L. Martinet, and each of them, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits and other documents relating thereto with the United States Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer and Director (principal executive officer)	June 25, 2020
Barton R. Brookman

/s/ R. Scott Meyers	Senior Vice President and Chief Financial Officer (principal financial officer)	June 25, 2020
R. Scott Meyers

/s/ Douglas Griggs	Chief Accounting Officer (principal accounting officer)	June 25, 2020
Douglas Griggs

/s/ Anthony J. Crisafio	Director	June 25, 2020
Anthony J. Crisafio

/s/ Mark E. Ellis	Director	June 25, 2020
Mark E. Ellis

/s/ Christina M. Ibrahim	Director	June 25, 2020
Christina M. Ibrahim

/s/ Paul J. Korus	Director	June 25, 2020
Paul J. Korus

/s/ Randy S. Nickerson	Director	June 25, 2020
Randy S. Nickerson

/s/ David C. Parke	Director	June 25, 2020
David C. Parke

/s/ Lynn A. Peterson	Director	June 25, 2020
Lynn A. Peterson

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